UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2009 (September 18, 2009)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000 Chicago, IL		60606
(Address of Principal Executive Offices)		(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm

(i) On September 18, 2009, the Board of Directors of Continental Materials Corporation (the “Company”), on the recommendation of the Audit Committee, dismissed Deloitte & Touche LLP (D&T) as its independent registered public accounting firm.

(ii) The reports of D&T on the financial statements for the fiscal years ended January 3, 2009 and December 29, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) During the two most recent fiscal years and through September 18, 2009, there have been no “disagreements” (as such term is described in Item 304(a)(1)(iv) of Regulation S-K) with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the two most recent fiscal years and through September 18, 2009, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). However, as of September 27, 2008, management identified a material weakness in the Company’s internal control over financial reporting related to its inventory accounting in its Heating and Cooling Segment. The Company implemented an Enterprise Resource Planning (ERP) system for the Heating and Cooling Segment at the end of the third quarter of 2007. The Company performed a physical inventory for this segment at the end of October 2008 which resulted in an adjustment to decrease the inventory balance and a corresponding charge to cost of sales as of the end of the third quarter of 2008. These adjustments to the Company’s financial statements were reflected in the Company’s third quarter interim financial statements on Form 10-Q. The deficiencies in internal controls that lead to the material weakness primarily related to inaccurate bills of materials associated with the production of the Heating and Cooling Segment’s products and insufficient cycle counting during the interim periods. See Item 4 in the Form 10-Q for the quarterly period ended September 27, 2008, Item 9A in the 2008 Annual Report on Form 10-K and Items 4 and 4T in the Form 10-Q for the quarterly period ended July 4, 2009 for additional discussion of report of management on internal control over financial reporting and changes in internal controls.

(v) The Company provided a copy of the foregoing disclosures to D&T prior to the date of the filing of this report and requested that D&T furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosure in this Current Report on Form 8-K. A copy of D&T’s letter, dated September 18, 2009, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

(i) On September 18, 2009, the Board of Directors of the Company, on the recommendation of the Audit Committee, appointed BKD LLP (BKD) as the Company’s independent accountants to audit its consolidated statements for the fiscal year ending January 2, 2010. During the two most recent fiscal years and through September 23, 2009, the Company has not consulted BKD regarding (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a “disagreement” (as such term is described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” with D&T (as such term is described in Item 604(a)(1)(v) of Regulation S-K).

Item 9.01.   Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
16.1

Letter of Deloitte & Touche LLP addressed to the Securities and Exchange Commission stating its agreement with the disclosures made by the Company in the Current Report on Form 8-K to the extent such disclosure pertains to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

	By:	/s/ Joseph J. Sum
	Name:	Joseph J. Sum
	Title:	Chief Financial Officer

Date: September 23, 2009